Exhibit 2.1
                                                                     -----------

                                AMENDMENT NO. 3
                                ---------------


                  Amendment No. 3 (this "Amendment"), dated June 16, 2003 to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002, as amended on October 25, 2002 and February 5, 2003 (the "Merger Agreement"), by and among Dreyer's Grand Ice Cream, Inc. ("Dreyer's"), New December, Inc.
("New Dreyer's"), December Merger Sub, Inc. ("Merger Sub"), Nestle Holdings, Inc. ("Nestle") and NICC Holdings, Inc. ("NICC"). All capitalized terms not ("Nestle") and NICC Holdings, Inc. ("NICC"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                  WHEREAS, Dreyer's, New Dreyer's, Merger Sub, Nestle and NICC (together, the "Parties") have heretofore executed and entered into the Merger Agreement;

                  WHEREAS, pursuant to Section 11.8 of the Merger Agreement, the Parties may amend the Merger Agreement by a written instrument executed by each of them; and

                  WHEREAS, the parties wish to amend the Merger Agreement as set forth below;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

                  1. Section 10.1(b) of the Merger Agreement is hereby amended by replacing the words "the close of business on the anniversary date hereof" with "5:00pm (Eastern Time) on June 30, 2003".

                  2. Except as expressly set forth herein, this Amendment to the Merger Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  3. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                         DREYER'S GRAND ICE CREAM, INC.

                                         By: /s/ T. Gary Rogers
                                         ------------------------------

                                         Name:   T. Gary Rogers

                                         Title:  Chairman of the Board and Chief
                                                 Executive officer





                                         NEW DECEMBER, INC.

                                         By: /s/ Timothy F. Kahn
                                         ------------------------------

                                         Name:   Timothy F. Kahn

                                         Title: President





                                         DECEMBER MERGER SUB, INC.

                                         By: /s/ Timothy F. Kahn
                                         ------------------------------

                                         Name:    Timothy F. Kahn

                                         Title: President





                                         NESTLE HOLDINGS, INC.

                                         By: /s/ Kristin Adrian
                                         ------------------------------

                                         Name:   Kristin Adrian

                                         Title:  Senior Vice President, General
                                                 Counsel and Secretary

                                         NICC HOLDINGS, INC.

                                         By: /s/ Kristin Adrian
                                         ------------------------------

                                         Name: Kristin Adrian

                                         Title: Assistant Secretary